Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Mercari Communications Group, Ltd., a Colorado corporation (the “Company”), on Form 10-Q for the quarterly period ended August 31, 2017, as filed with the Securities and Exchange Commission (the “Report”), Ethan Chuang, Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: October 16, 2017

/s/ Ethan Chuang
Ethan Chuang
Chief Financial Officer (Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company. and furnished to the Securities and Exchange Commission or its staff upon request.]